Exhibit 11
                                                                    Page 1

                     ESTERLINE TECHNOLOGIES CORPORATION
              Computation of Earnings Per Common Share - Basic
                  (in thousands, except per share amounts)

                                 1998         1997         1996         1995         1994
                                 ----         ----         ----         ----         ----

Net Earnings                   $30,084      $25,321      $21,354      $17,381      $ 7,563
                               =======      =======      =======      =======      =======

Weighted-Average Number of
 Common Shares Outstanding      17,290       17,124       15,842       13,292       13,026

Earnings Per Common
 Share - Basic                 $  1.74      $  1.48      $  1.35      $  1.32      $   .58
                               =======      =======      =======      =======      =======

                                                                Exhibit 11
                                                                    Page 2

                     ESTERLINE TECHNOLOGIES CORPORATION
                 Computation of Earnings Per Share - Diluted
                  (in thousands, except per share amounts)


                                 1998         1997         1996         1995         1994
                                 ----         ----         ----         ----         ----

Net Earnings                   $30,084      $25,321      $21,354      $17,381      $ 7,563
                               =======      =======      =======      =======      =======


Weighted-Average Number of
 Common Shares Outstanding      17,290       17,124       15,842       13,136       13,026

Net Shares Assumed to
 be Issued for Stock Options       428          484          492          604          116
                               -------      -------      -------      -------      -------

Total Common Shares - Diluted   17,718       17,608       16,334       13,740       13,142
                               =======      =======      =======      =======      =======

Earnings Per Common
 Share - Diluted               $  1.70      $  1.44      $  1.31      $  1.26      $   .58
                               =======      =======      =======      =======      =======

Earnings Per Common
  Share - Basic                $  1.74      $  1.48      $  1.35      $  1.32      $   .58
                               =======      =======      =======      =======      =======

Dilutive Effect Per Common
 Share                         $   .04      $   .04      $   .04      $   .06      $  None
                               =======      =======      =======      =======      =======